SUBORDINATION AGREEMENT

This is a subordination agreement by and among TOR MINERALS INTERNATIONAL, INC. ("Debtor"), PAULSON RANCH, LTD. ("Creditor") and BANK OF AMERICA, N.A. ("Lender").

1. Background. Debtor is or may become indebted to Lender ("senior debt"). Debtor also is or may become indebted to Creditor ("subordinated debt"), In consideration of Lender's agreement to lend the funds evidenced by senior debt, the parties agree that subordinated debt is and shall be subordinated to senior debt as set forth herein.

2. Definition of Debt. The term "debt" as used in the terms "senior debt" and "subordinated debt" means all debts, obligations and liabilities, now or hereafter existing, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, irrespective of the person in whose favor such debt may originally have been created and regardless of the manner in which such debt has been or may hereafter be acquired by Lender or Creditor, as the case may be, and includes all costs incurred to obtain, preserve, perfect or enforce any security interest, lien or mortgage, or to collect any debt or to maintain, preserve, collect and enforce any collateral, and interest on such amounts. Senior debt includes, but is not limited to two promissory notes dated May 1, 2002 from Debtor to Lender in the principal amounts of $1,500,000 and $850,000, and all extensions and renewals of said notes. Subordinated debt includes, but is not limited to, a promissory note dated April 5, 2001 from Debtor to Creditor in the principal amount of $335,708.00, and all extensions and renewals thereof ("Subordinated Note").

3. Subordination of Debt. The Subordinated Debt shall be and remain unsecured. Until the senior debt has been paid in full, Debtor will not pay and Creditor will not accept any payment on subordinated debt other than (i) accrued and unpaid interest and (ii) annual principal payments not to exceed 25% of Debtor's net profit, without the prior written consent of Lender. No payments of principal or interest on the Subordinated Debt shall be made which would result in a violation of any covenant of the Loan Agreement between Debtor and Lender. Any other payment received by Creditor on account of subordinated debt will be held by Creditor in trust and immediately will be turned over to Lender in the form received to be applied by Lender on senior debt.

4. Remedies of Creditor. Without Lender's permission, Creditor will not be a party to any action or proceeding against any person to recover subordinated debt. Upon written request of Lender, Creditor will file any claim or proof of claim or take any other action to collect subordinated debt in any bankruptcy, receivership, liquidation, reorganization or other proceeding for relief of debtors or in connection with Debtor's insolvency, or in liquidation or marshaling of Debtor's assets or liabilities, or in any probate proceeding, and if any distribution shall be made to Creditor, Creditor will hold the same in trust for Lender and immediately pay to Lender, in the form received to be applied on senior debt, all money or other assets received in any such proceedings on account of subordinated debt until senior debt shall have been paid in full. If Creditor shall fail to take any such action when requested by Lender, Lender may enforce this agreement or as attorney in fact for Creditor and Lender may take any such action on Creditor's behalf. Creditor hereby irrevocably appoints Lender as Creditor's attorney in fact to take any such action that Lender might request Creditor to take hereunder, and to sue for, compromise, collect and receive all such money and other assets and take any other action in Lender's own name or in Creditor's name that Lender shall consider advisable for enforcement and collection of subordinated debt, and to apply any amounts received on senior debt.

5. Modifications. At any time and from time to time, without Creditor's consent or notice to Creditor and without liability to Creditor and without releasing or impairing any of Lender's rights against Creditor or any of Creditor's obligations hereunder, Lender may take additional or other security for senior debt; release, exchange, subordinate or lose any security for senior debt; release any person obligated on senior debt, modify, amend or waive compliance with any agreement relating to senior debt; grant any adjustment, indulgence or forbearance to, or compromise with, any person liable for senior debt; neglect, delay, omit, fail or refuse to take or prosecute any action for collection of any senior debt or to foreclose upon any collateral or take or prosecute any action on any agreement securing any senior debt.

6. Subordination of Liens. Creditor subordinates and makes inferior to any security interests, liens or mortgages now or hereafter securing senior debt, any security interests, liens, or mortgages of Creditor now or hereafter securing subordinated debt. Any foreclosure sale by Lender against any property securing senior debt shall foreclose, extinguish and discharge all security interests, liens and mortgages of Creditor securing subordinated debt, and any purchaser at any such foreclosure sale shall take title to the property so sold free of all security interests, liens and mortgages securing subordinated debt.

7. Statement of Subordination; Assignment by Creditor; Additional Instruments. Debtor and Creditor will cause any instrument evidencing or securing subordinated debt to bear upon its face statement that such instrument is subordinated to senior debt owing to Lender as set forth herein, and will take all actions and execute all documents appropriate to carry out this agreement. Creditor will notify Lender not less than 10- days before any assignment of any subordinated debt.

8. Assignment by Lender. Lender's rights under this agreement may be assigned in connection with any assignment or transfer of any senior debt.

9. Venue. Debtor and Creditor agree that this agreement is performable in Nueces County, Texas.

10. Cumulative Rights; Waivers. This instrument is cumulative of all other rights and securities of the Lender. No waiver by Lender of any right hereunder, with respect to a particular payment, shall affect or impair its rights in any matters thereafter occurring.

11. Successors and Assigns. This instrument is binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each of the parties hereto. The undersigned covenant that they will not assign the rights and interests of the undersigned, or any part thereof, without making the rights and interests of the assignee subject in all respects to the terms of this instrument.

Dated this 1st day of May, 2002.

CREDITOR:

PAULSON RANCH, LTD.

By: Paulson Ranch Management, L.L.C., its general partner

By:________________________________

Bernard A. Paulson, Member

DEBTOR:

TOR MINERALS INTERNATIONAL, INC.

By:___________________________________

Richard L. Bowers, President and Chief Executive Officer

LENDER:

BANK OF AMERICA, N.A.

By:___________________________________

Ted Puckett, President, Corpus Christi Region